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                                    [LETTERHEAD]


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our reports dated:


           REPORT DATE:             FINANCIAL STATEMENTS OF:
           ------------             ------------------------

           March 22, 1996           Anglo Metal, Inc.
                                     dba Anglo Iron & Metal

           April 5, 1996            Mid-America Shredding, Inc.

           April 21, 1996           Weissman Iron and Metal,
                                     a Division of Weissman Industries, Inc.

           October 18, 1996         NR Holdings, Inc. and Subsidiary

           November 3, 1995         Recycling Industries, Inc.

and to the reference made to our firm under the caption "Experts" included in or made part of this S-1 Registration Statement.


                                           /s/ AJ. ROBBINS, P.C.
                                           ----------------------------------
                                           AJ. ROBBINS, P.C.
                                           CERTIFIED PUBLIC ACCOUNTANTS
                                           AND CONSULTANTS


Denver, Colorado
June 20, 1997